Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 24, 2004, accompanying the consolidated financial statements included in the Annual Report of Kitty Hawk, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statement of Kitty Hawk, Inc. on Form S-8 (File No. 333-109084, effective September 24, 2003).

GRANT THORNTON LLP

Dallas, Texas
March 24, 2004